Redfin Reports First Quarter 2021 Financial Results

SEATTLE - May 5, 2021 - Redfin Corporation (NASDAQ: RDFN) today announced financial results for the first quarter ended March 31, 2021. All financial measures, unless otherwise noted, are presented on a GAAP basis and include stock-based compensation, and depreciation and amortization.

Revenue increased 40% year-over-year to $268 million during the first quarter. Gross profit was $42 million, an increase of 229% from $13 million in the first quarter of 2020. Real estate services gross profit was $40 million, an increase of 168% from $15 million in the first quarter of 2020. Real estate services gross margin was 24%, compared to 14% in the first quarter of 2020. Operating expenses were $77 million, an increase of 9% from $70 million in the first quarter of 2020. Operating expenses were 29% of revenue, down from 37% in the first quarter of 2020.

Net loss was $36 million, compared to net loss of $60 million in the first quarter of 2020. The dividend on our convertible preferred stock was $2.3 million in the first quarter. Net loss attributable to common stock was $38 million. Stock-based compensation was $12.6 million, up from $7.2 million in the first quarter of 2020. Depreciation and amortization was $4.4 million, up from $3.3 million in the first quarter of 2020. Interest income was $0.2 million and interest expense was $1.3 million, compared to $1.1 million and $2.4 million, respectively, in the first quarter of 2020.

Net loss per share attributable to common stock, diluted, was $0.37, compared to net loss per share, diluted, of $0.64 in the first quarter of 2020.

“After scrambling in the second half of 2020 to hire enough agents and lenders to handle a pandemic-driven surge in demand, Redfin is just about hitting on all cylinders,” said Redfin CEO Glenn Kelman. “From the fourth quarter of 2020 to the first quarter of 2021, our year-over-year market-share gains more than doubled, and our year-over-year gross-margin gains also accelerated. We tripled the rate at which we’re scheduling home tours instantly and automatically, giving our customers a competitive advantage when homes are selling faster than ever. Our RedfinNow business of buying and selling homes returned to growth and earned its first significant gross profits, and our mortgage business continued to grow at a year-over-year rate of about 200%.”

First Quarter Highlights
•Reached market share of 1.14% of U.S. existing home sales by value in the first quarter of 2021, an increase of 21 basis points from the first quarter of 2020.(1)
•Saved homebuyers and sellers over $42 million in the first quarter. This includes the savings Redfin offers buyers through the Redfin Refund and sellers through Redfin’s lower listing fee when compared to a 2.5% listing commission typically charged by traditional agents.
•Redfin’s mobile application and website reached 46 million average monthly users in the first quarter, an increase of 30% compared to the first quarter of 2020.
•Completed the acquisition of RentPath on April 2. RentPath is a leading rental listings company, with sites including ApartmentGuide.com, Rent.com, and Rentals.com. Combined with RentPath, Redfin can now be a nationwide destination for all consumers looking for a home.
•Continued expansion of RedfinNow by launching in Phoenix, Maryland, Northern Virginia and Washington D.C. in the first quarter of 2021.
•Launched Redfin Premier service for luxury homes in Lake Tahoe, Los Angeles, Santa Barbara, San Francisco, Seattle and Washington, D.C., expanding from 14 to 20 markets. Redfin Premier offers high-end photography and premium marketing to showcase million dollar homes and reach luxury buyers around the globe.
•Upgraded our software for customers, agents, partners, home services and mortgage teams, including:
◦Shipped new software for home sale advisors to stay in touch with prospective home sellers and guide them toward the Redfin selling solution that meets their needs whether that is listing with a Redfin agent or getting a cash offer from RedfinNow.
◦Began publishing the commission offered to the buyer agent on homes for sale to give consumers more transparent information about real estate agent fees.
•Published our 2020 Diversity at Redfin report to track our progress and the next steps in our efforts to make Redfin a better place to work for all people. The share of women and people of color at the company and within leadership roles increased from 2019 to 2020. While there is continued opportunity for improvement, the percentage of Black employees rose from 7.5% to 8.5% and the number of Latinx employees rose from 8.4% to 10.0%.
•Subsequent to the first quarter, launched our annual media campaign on April 19 featuring on-demand tours.
◦TV ads are airing in 15 markets and on national cable networks: Welcome to Redfin.
◦Supporting listing growth with digital videos on YouTube and Facebook.
◦Developed new radio ads to drive customers to tour with Redfin.

(1) We calculate the aggregate value of U.S. home sales by multiplying the total number of U.S. existing home sales by the mean sale price of these homes, each as reported by the National Association of REALTORS®. We calculate our market share by aggregating the home value of brokerage and partner real estate services transactions. Then, in order to account for both the sell- and buy-side components of each transaction, we divide that value by two-times the estimated aggregate value of U.S. home sales.

Business Outlook
The following forward-looking statements reflect Redfin's expectations as of May 5, 2021, and are subject to substantial uncertainty.

For the second quarter of 2021 we expect:
•Total revenue between $446 million and $457 million, representing a year-over-year increase between 109% and 114% compared to the second quarter of 2020. Included within total revenue are properties segment revenue between $151 million and $156 million, and RentPath revenue between $41 million and $42 million.

•Total net loss between $38 million and $32 million, compared to total net loss of $7 million in the second quarter of 2020. RentPath’s contribution to the net loss is expected to be between $10 million and $9 million. This guidance includes approximately $13 million of expected stock-based compensation, $10 million of expected depreciation and amortization, $6 million of expected transaction fees associated with the RentPath acquisition, and $3 million of expected net interest expense. Net income attributable to common stockholders will include the value of dividends on our convertible preferred stock, which we expect to pay in shares of our common stock.

Conference Call
Redfin will webcast a conference call to discuss the results at 1:30 p.m. Pacific Time today. The webcast will be open to the public at http://investors.redfin.com. The webcast will remain available on the investor relations website for at least three months following the conference call.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including our future operating results, as described under Business Outlook. We believe our expectations related to these forward-looking statements are reasonable, but actual results may turn out to be materially different. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our annual report for the year ended December 31, 2020, as supplemented by our quarterly report for the quarter ended March 31, 2021, both of which are available on our Investor Relations website at http://investors.redfin.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

About Redfin
Redfin (www.redfin.com) is a technology-powered real estate broker, instant home-buyer (iBuyer), lender, title insurer, and renovations company. We sell homes for more money and charge half the fee. We also run the country's #1 real-estate brokerage site. Our home-buying customers see homes first with on-demand tours, and our lending and title services help them close quickly. Customers selling a home can take an instant cash offer from Redfin or have our renovations crew fix up their home to sell for top dollar. Since launching in 2006, we've saved customers more than $1 billion in commissions. We serve more than 95 markets across the U.S. and Canada and employ over 4,100 people.

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Contacts

Investor Relations
Meg Nunnally, 206-576-8132
ir@redfin.com

Public Relations
Mariam Sughayer, 206-876-1322
press@redfin.com

Redfin Corporation and Subsidiaries
Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share amounts, unaudited)

	Three Months Ended March 31,
	2021	2020

Revenue
Service	$175,593	$111,478
Product	92,726	79,517
Total revenue	268,319	190,995
Cost of revenue(1)
Service	134,851	98,368
Product	91,110	79,748
Total cost of revenue	225,961	178,116
Gross profit	42,358	12,879
Operating expenses
Technology and development(1)	27,678	20,274
Marketing(1)	11,802	25,708
General and administrative(1)	37,391	24,327
Total operating expenses	76,871	70,309
Loss from operations	(34,513)	(57,430)
Interest income	159	1,103
Interest expense	(1,338)	(2,444)
Other income (expense), net	(92)	(1,346)
Net loss	$(35,784)	$(60,117)
Dividends on convertible preferred stock	(2,336)	—
Net loss attributable to common stock—basic and diluted	$(38,120)	$(60,117)
Net loss per share attributable to common stock—basic and diluted	$(0.37)	$(0.64)
Weighted average shares to compute net loss per share attributable to common stock—basic and diluted	103,427,764	93,442,706

Net Loss	$(35,784)	$(60,117)
Other comprehensive income (loss)
Foreign currency translation adjustments	$—	$(25)
Unrealized gain (loss) on available-for-sale securities	(50)	559
Comprehensive loss	$(35,834)	$(59,583)

(1) Includes stock-based compensation as follows:

	Three Months Ended March 31,
	2021	2020

Cost of revenue	$2,978	$1,638
Technology and development	5,761	3,648
Marketing	542	375
General and administrative	3,302	1,550
Total	$12,583	$7,211

Redfin Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share amounts, unaudited)

	March 31, 2021	December 31, 2020

Assets
Current assets
Cash and cash equivalents	$1,241,255	$925,276
Restricted cash	101,790	20,544
Short-term investments	140,843	131,561
Accounts receivable, net of allowances for credit losses of $182 and $160	47,416	54,719
Inventory	97,371	49,158
Loans held for sale	43,447	42,539
Prepaid expenses	15,224	12,131
Other current assets	7,014	4,898
Total current assets	1,694,360	1,240,826
Property and equipment, net	47,649	43,988
Right-of-use assets, net	47,932	44,149
Long-term investments	6,906	11,922
Goodwill and intangibles, net	10,894	11,016
Other assets, noncurrent	8,836	8,619
Total assets	$1,816,577	$1,360,520
Liabilities, mezzanine equity and stockholders' equity
Current liabilities
Accounts payable	$15,568	$5,644
Accrued liabilities	75,754	69,460
Other payables	19,117	13,184
Warehouse credit facilities	40,663	39,029
Secured revolving credit facility	48,851	23,949
Convertible senior notes, net	23,428	22,482
Lease liabilities	12,611	11,973
Total current liabilities	235,992	185,721
Lease liabilities and deposits, noncurrent	53,333	49,339
Convertible senior notes, net, noncurrent	1,136,974	488,268
Payroll tax liabilities, noncurrent	6,812	6,812
Total liabilities	1,433,111	730,140
Commitments and contingencies (Note 7)
Series A convertible preferred stock—par value $0.001 per share; 10,000,000 shares authorized; 40,000 shares issued and outstanding	39,834	39,823
Stockholders’ equity
Common stock—par value $0.001 per share; 500,000,000 shares authorized; 103,983,585 and 103,000,594 shares issued and outstanding, respectively	104	103
Additional paid-in capital	641,702	860,556
Accumulated other comprehensive income	161	211
Accumulated deficit	(298,335)	(270,313)
Total stockholders’ equity	343,632	590,557
Total liabilities, mezzanine equity and stockholders’ equity	$1,816,577	$1,360,520

Redfin Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended March 31,
	2021	2020

Operating Activities
Net loss	$(35,784)	$(60,117)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,341	3,307
Stock-based compensation	12,583	7,211
Amortization of debt discount and issuance costs	855	1,730
Non-cash lease expense	2,533	2,254
Impairment costs	—	1,420
Net gain on IRLCs, forward sales commitments and loans held for sale	(1,052)	(494)
Other	109	(119)
Change in assets and liabilities:
Accounts receivable, net	7,303	(2,598)
Inventory	(48,213)	3,941
Prepaid expenses and other assets	(3,359)	4,934
Accounts payable	5,947	514
Accrued liabilities, other payables, and non-current payroll tax liabilities	8,873	18,725
Lease liabilities	(2,951)	(2,693)
Origination of loans held for sale	(227,090)	(132,697)
Proceeds from sale of loans originated as held for sale	225,140	111,233
Net cash provided by (used in) operating activities	(50,765)	(43,449)
Investing activities
Purchases of property and equipment	(5,285)	(3,406)
Purchases of investments	(67,877)	(33,267)
Sales of investments	—	31,608
Maturities of investments	63,589	1,597
Net cash used in investing activities	(9,573)	(3,468)
Financing activities
Proceeds from the issuance of common stock pursuant to employee equity plans	3,411	4,103
Tax payments related to net share settlements on restricted stock units	(10,860)	(3,307)
Borrowings from warehouse credit facilities	216,382	131,310
Repayments to warehouse credit facilities	(214,747)	(110,025)
Borrowings from secured revolving credit facility	71,177	11,854
Repayments to secured revolving credit facility	(46,275)	(7,398)
Proceeds from issuance of convertible senior notes, net of issuance costs	488,691	—
Purchases of capped calls related to convertible senior notes	(54,480)	—
Payments for repurchases and conversions of convertible senior notes	(1,886)	—
Other payables—deposits held in escrow	6,521	3,684
Principal payments under finance lease obligations	(67)	(15)
Cash paid for secured revolving credit facility issuance costs	(305)	—
Net cash provided by financing activities	457,562	30,206
Effect of exchange rate changes on cash and cash equivalents	1	(25)
Net change in cash, cash equivalents, and restricted cash	397,225	(16,736)
Cash, cash equivalents, and restricted cash:
Beginning of period	945,820	247,448
End of period	1,343,045	230,712

Redfin Corporation and Subsidiaries
Supplemental Financial Information and Business Metrics
(unaudited)

	Three Months Ended
	Mar. 31, 2021	Dec. 31, 2020	Sep. 30 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019

Monthly average visitors (in thousands)	46,202	44,135	49,258	42,537	35,519	30,595	35,633	36,557	31,107
Real estate services transactions
Brokerage	14,317	16,951	18,980	13,828	10,751	13,122	16,098	15,580	8,435
Partner	3,944	4,940	5,180	2,691	2,479	2,958	3,499	3,357	2,125
Total	18,261	21,891	24,160	16,519	13,230	16,080	19,597	18,937	10,560
Real estate services revenue per transaction
Brokerage	$10,927	$10,751	$10,241	$9,296	$9,520	$9,425	$9,075	$9,332	$9,640
Partner	3,084	3,123	2,988	2,417	2,535	2,369	2,295	2,218	2,153
Aggregate	9,233	9,030	8,686	8,175	8,211	8,127	7,865	8,071	8,134
Aggregate home value of real estate services transactions (in millions)	$9,621	$11,478	$12,207	$7,576	$6,098	$7,588	$9,157	$8,986	$4,800
U.S. market share by value	1.14%	1.04%	1.04%	0.93%	0.93%	0.94%	0.96%	0.94%	0.83%
Revenue from top-10 Redfin markets as a percentage of real estate services revenue	62%	63%	63%	63%	61%	62%	63%	64%	64%
Average number of lead agents	2,277	1,981	1,820	1,399	1,826	1,526	1,579	1,603	1,503
RedfinNow homes sold	171	83	37	162	171	212	168	80	43
Revenue per RedfinNow home sold	$525,173	$471,551	$504,583	$444,690	$461,916	$466,939	$476,770	$498,083	$496,437

Redfin Corporation and Subsidiaries
Supplemental Financial Information
(unaudited, in thousands)

	Three Months Ended March 31,
	2021	2020
Real estate services revenue
Brokerage revenue	$156,447	$102,351
Partner revenue	12,162	6,285
Total real estate services revenue	168,609	108,636
Properties revenue	92,726	79,098
Other revenue	9,357	4,250
Intercompany elimination	(2,373)	(989)
Total revenue	$268,319	$190,995

Cost of revenue
Real estate services	$128,216	$93,562
Properties	91,130	79,299
Other	8,988	6,244
Intercompany elimination	(2,373)	(989)
Total cost of revenue	$225,961	$178,116

Gross profit
Real estate services	$40,393	$15,074
Properties	1,596	(201)
Other	369	(1,994)
Total gross profit	$42,358	$12,879

Gross margin (percentage of revenue)
Real estate services	24.0%	13.9%
Properties	1.7	(0.3)
Other	3.9	(46.9)
Total gross margin	15.8	6.7